Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Sorrento Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward File Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Fees to Be Paid	Debt	Debt Securities	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Fees to Be Paid	Other	Warrants	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Fees to Be Paid	Other	Units(3)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Fees to Be Paid	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457(o)	—	—	$832,831,691	$0.0001102	$91,778.05
Primary Offering of Common Stock:
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	—	—	$3,000,000,000	$0.0001102	$330,600
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	$4,556,397,545(4)	—	$4,556,397,545			S-3ASR	333-261888	12/23/2021	$422,378.05
	Total Offering Amounts					$3,832,831,691	—	$422,378.05
	Total Fees Previously Paid					—	—	$422,378.05
	Total Fee Offsets					—	—	—
	Net Fee Due					—	—	$0

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	An indeterminate number or amount, as the case may be, of securities are being registered hereunder as may from time to time be issued at indeterminate prices. The debt securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities, and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be offered and sold directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(3)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(4)	Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s automatic shelf registration statement on Form S-3ASR (File No. 333-261888), originally filed on December 23, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of up to $5,000,000,000 in shares of the registrant’s common stock that may be issued and sold under a certain Amended and Restated Sales Agreement with Cantor Fitzgerald & Co., B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC. The registrant previously paid a fee of $463,500 related to such offer and sale of up to $5,000,000,000 in shares of common stock. Of such shares of common stock, $4,556,397,545 remain unsold (the “Unsold Shelf Securities”). The registrant has determined to include in this registration statement $3,832,831,691 of the Unsold Shelf Securities. Pursuant to Rule 457(b) under the Securities Act, the filing fee of $422,378.05 relating to $4,556,397,545 of the Unsold Shelf Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $422,378.05 that was previously paid, or $0.